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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
United Natural Foods, Inc. and subsidiaries:

        We consent to the incorporation by reference in the registration statements (Nos. 333-161845, 333-161884, 333-19947, 333-19949, 333-71673, 333-56652, 333-106217, and 333-123462) on Form S-8 of United Natural Foods, Inc. of our report dated September 26, 2012, with respect to the consolidated balance sheets of United Natural Foods, Inc. and subsidiaries as of July 28, 2012 and July 30, 2011, and the related consolidated statements of income, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended July 28, 2012, and the effectiveness of internal control over financial reporting as of July 28, 2012, which report appears in the July 28, 2012 annual report on Form 10-K of United Natural Foods, Inc.

Providence, Rhode Island
September 26, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm